                   INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR23

                                FINAL TERM SHEET

                           [INDYMAC BANK, F.S.B. LOGO]

                           $195,628,100 (APPROXIMATE)

                                INDYMAC MBS, INC.
                                    DEPOSITOR

                              INDYMAC BANK, F.S.B.
                          SPONSOR, SELLER AND SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JULY 25, 2006
                   INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR23

DISTRIBUTIONS ARE PAYABLE MONTHLY ON THE 25TH DAY OF EACH MONTH, BEGINNING AUGUST 25, 2006

The issuing entity will issue certificates, including the following classes of certificates:

            INITIAL CLASS                                   INITIAL CLASS
             CERTIFICATE                                     CERTIFICATE
  CLASS       BALANCE(1)    PASS-THROUGH RATE     CLASS       BALANCE(1)    PASS-THROUGH RATE
---------   -------------   -----------------   ---------   -------------   -----------------
Class A-1    $167,897,000      Variable(2)      Class B-1     $4,389,000       Variable(2)
Class A-2    $ 18,655,000      Variable(2)      Class B-2     $2,892,000       Variable(2)
Class A-R    $        100      Variable(2)      Class B-3     $1,795,000       Variable(2)

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rate for each class of certificates is calculated as described in this free writing prospectus under "Summary."

                                     SUMMARY

ISSUING ENTITY

IndyMac INDX Mortgage Loan Trust 2006-AR23, a common law trust formed under the laws of the State of New York.

DEPOSITOR

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06AN, and its telephone number is (714) 247-6000. The trustee is an affiliate of Deutsche Bank Securities Inc., the underwriter.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement dated as of July 1, 2006, among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For each mortgage loan, the later of July 1, 2006 and the origination date of that mortgage loan.

CLOSING DATE

On or about July 28, 2006.

THE MORTGAGE LOANS:

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. The mortgage rate on each mortgage loan is adjustable based on a specified index after a ten-year period during which the mortgage rate is fixed. As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $199,416,410.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the depositor expects that all of the mortgage loans in the issuing entity will have the following characteristics:

Aggregate Current Principal Balance                              $199,416,409.74
Geographic Concentrations in excess of 10%:
   California                                                             68.02%
Weighted Average Original LTV Ratio                                       68.02%
Weighted Average Mortgage Rate                                            6.543%
Range of Mortgage Rates                                         5.000% to 8.500%
Average Current Principal Balance                                    $422,492.39
Range of Current Principal Balances                        $45,000 to $2,190,000
Weighted Average Remaining Term to Maturity                           360 months
Weighted Average FICO Credit Score                                           717
Weighted Average Gross Margin                                             2.700%
Weighted Average Maximum Mortgage Rate                                   11.613%
Weighted Average Minimum Mortgage Rate                                    2.700%
Range of Months to Next Rate Adjustment Date                          114 to 121

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                            INITIAL
                             CLASS                                                     ASSUMED FINAL   INITIAL RATING
                          CERTIFICATE                               FINAL SCHEDULED     DISTRIBUTION    (MOODY'S/S&P)
        CLASS          BALANCE AMOUNT(1)           TYPE            DISTRIBUTION DATE        DATE             (2)
--------------------   -----------------   --------------------   ------------------   -------------   --------------
OFFERED CERTIFICATES
A-1.................      $167,897,000         Senior/Super       September 25, 2036     July 2014         Aaa/AAA
                                           Senior/Variable Rate
A-2.................      $ 18,655,000       Senior/Support/      September 25, 2036     July 2014         Aaa/AAA
                                              Variable Rate
A-R.................      $        100         Senior/REMIC       September 25, 2036    August 2006        Aaa/AAA
                                                 Residual
B-1.................      $  4,389,000         Subordinate/       September 25, 2036     July 2014         Aa2/AA+
                                              Variable Rate
B-2.................      $  2,892,000         Subordinate/       September 25, 2036     July 2014         A2/AA-
                                              Variable Rate
B-3.................      $  1,795,000         Subordinate/       September 25, 2036     July 2014         Baa2/A
                                              Variable Rate
NON-OFFERED
CERTIFICATES(3)
Class P.............      $        100      Prepayment Charges            N/A               N/A
Class B-4...........      $  2,293,000         Subordinate/       September 25, 2036     July 2014
                                              Variable Rate
Class B-5...........      $    897,000         Subordinate/       September 25, 2036     July 2014
                                              Variable Rate
Class B-6...........      $    598,309         Subordinate/       September 25, 2036     July 2014
                                              Variable Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class P, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                INITIAL PASS-     PASS-THROUGH   INTEREST ACCRUAL   INTEREST ACCRUAL
    CLASS      THROUGH RATE (1)       RATE            PERIOD           CONVENTION
------------   ----------------   ------------   ----------------   ----------------
OFFERED
CERTIFICATES
A-1.........        6.1575%            (2)        calendar month       30/360 (3)
A-2.........        6.1575%            (2)        calendar month       30/360 (3)
A-R.........        6.1575%            (2)        calendar month       30/360 (3)
B-1.........        6.1575%            (2)        calendar month       30/360 (3)
B-2.........        6.1575%            (2)        calendar month       30/360 (3)
B-3.........        6.1575%            (2)        calendar month       30/360 (3)
NON-OFFERED
CERTIFICATES
Class P.....            (4)            (4)              N/A               N/A
Class B-4...        6.1575%            (2)        calendar month       30/360 (3)
Class B-5...        6.1575%            (2)        calendar month       30/360 (3)
Class B-6...        6.1575%            (2)        calendar month       30/360 (3)

----------
(1)  Reflects the expected pass-through rate as of the closing date.

(2) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(3) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4)  The Class P Certificates will not accrue any interest.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

  DESIGNATION                        CLASS OF CERTIFICATES
----------------              -------------------------------------
Senior Certificates:          Class A-1, Class A-2 and Class A-R
                              Certificates

Subordinated Certificates:    Class B-1, Class B-2, Class B-3, Class
                              B-4, Class B-5 and Class B-6
                              Certificates

Super Senior Certificates:    Class A-1 Certificates

Support Certificates:         Class A-2 Certificates

Offered Certificates:         Senior Certificates, Class B-1, Class
                              B-2 and Class B-3 Certificates

RECORD DATE

The record date for any class of certificates is the last business day of the month immediately preceding the month of such distribution date.

DENOMINATIONS

$25,000 and multiples of $1,000 in excess thereof.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for August 25, 2006.

INTEREST DISTRIBUTIONS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance immediately prior to that distribution date; and

o    any interest remaining unpaid from prior distribution dates; less

o any net interest shortfalls allocated to that class for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amounts (which is interest due, but was not paid, on a prior distribution date) will be payable as and to the extent described in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

     o    prepayments on the mortgage loans; and

     o reductions in the interest rate on the mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing classes of certificates based on their respective entitlements, as described more fully under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the classes of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans during the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o    subsequent recoveries with respect to mortgage loans;

o partial or full prepayments with respect to mortgage loans collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o    the trustee fee due to the trustee;

o    any lender paid mortgage insurance premiums

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from the amount available for distribution to the certificateholders will reduce the amount that could be distributed to the certificateholders.

SERVICING COMPENSATION

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

In general, on any distribution date, available funds will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest distribution amounts;

o to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o from any remaining available amounts, to the Class A-R Certificates, as applicable.

PRINCIPAL DISTRIBUTIONS

Generally, principal collections from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all classes of certificates and

o in the case of principal prepayments on the mortgage loans, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied and

o if the subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test was not met.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

     1) to the Class A-R Certificates until its class certificate balance is reduced to zero; and

     2) concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount; provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

REQUIRED REPURCHASES, SUBSTITUTIONS OR PURCHASES OF MORTGAGE LOANS

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the senior certificates. However, any realized losses on the mortgage loans that would otherwise be allocated to a super senior class of certificates will instead be allocated to the related support class of certificates until its class certificate balance is reduced to zero.

Additionally, as described above under "-- Principal Distributions," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of unscheduled payments of principal between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

OPTIONAL TERMINATION

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                THE MORTGAGE POOL

                    MORTGAGE RATES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
RANGE OF MORTGAGE RATES (%)        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
4.501 - 5.000.................         6     $  2,715,770.00       1.36%      5.000%       781     $452,628.33       79.91%
5.501 - 6.000.................        37       13,714,360.66       6.88       5.903        723      370,658.40       66.30
6.001 - 6.500.................       207       95,607,678.67      47.94       6.367        720      461,872.84       64.74
6.501 - 7.000.................       182       75,207,791.52      37.71       6.787        715      413,229.62       70.62
7.001 - 7.500.................        27        7,873,022.01       3.95       7.249        673      291,593.41       77.01
7.501 - 8.000.................        10        3,447,594.88       1.73       7.784        671      344,759.49       75.93
8.001 - 8.500.................         3          850,192.00       0.43       8.349        662      283,397.33       80.00
                                     ---     ---------------     ------
   Total......................       472     $199,416,409.74     100.00%
                                     ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.543% per annum.

              CURRENT PRINCIPAL BALANCES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE      AVERAGE         WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO        CURRENT         AVERAGE
RANGE OF CURRENT MORTGAGE         MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT      PRINCIPAL     LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE       BALANCE          RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -------------   -------------
0.01 - 50,000.00..............        1      $     45,000.00       0.02%      7.125%       786     $   45,000.00       16.67%
50,000.01 - 75,000.00.........        2           130,200.00       0.07       7.546        748         65,100.00       78.46
75,000.01 - 100,000.00........        8           720,031.84       0.36       7.162        700         90,003.98       75.32
100,000.01 -125,000.00........        8           912,859.14       0.46       6.771        701        114,107.39       60.23
125,000.01 - 150,000.00.......       13         1,817,631.10       0.91       6.677        723        139,817.78       60.30
150,000.01 - 175,000.00.......       17         2,804,947.54       1.41       6.595        682        164,996.91       63.69
175,000.01 - 200,000.00.......       20         3,763,647.35       1.89       6.448        711        188,182.37       62.87
200,000.01 - 225,000.00.......       23         4,922,930.21       2.47       6.611        707        214,040.44       58.95
225,000.01 - 250,000.00.......       22         5,285,953.01       2.65       6.476        719        240,270.59       69.43
250,000.01 - 275,000.00.......       25         6,509,510.26       3.26       6.648        710        260,380.41       67.70
275,000.01 - 300,000.00.......       29         8,420,775.32       4.22       6.501        723        290,371.56       66.30
300,000.01 - 350,000.00.......       42        13,732,548.84       6.89       6.603        708        326,965.45       67.52
350,000.01 - 400,000.00.......       50        18,975,792.68       9.52       6.508        714        379,515.85       68.77
400,000.01 - 450,000.00.......       50        20,998,516.25      10.53       6.569        721        419,970.33       67.93
450,000.01 - 500,000.00.......       32        15,231,413.36       7.64       6.496        725        475,981.67       71.53
500,000.01 - 550,000.00.......       23        12,143,896.00       6.09       6.696        717        527,995.48       72.32
550,000.01 - 600,000.00.......       30        17,206,829.52       8.63       6.607        717        573,560.98       73.67
600,000.01 - 650,000.00.......       22        13,900,643.47       6.97       6.602        728        631,847.43       72.89
650,000.01 - 700,000.00.......        8         5,432,900.00       2.72       6.483        708        679,112.50       73.82
700,000.01 - 750,000.00.......        5         3,668,139.00       1.84       5.972        700        733,627.80       71.33
750,000.01 - 800,000.00.......        6         4,648,330.00       2.33       6.646        760        774,721.67       68.65
800,000.01 - 850,000.00.......        7         5,845,750.00       2.93       6.394        721        835,107.14       67.13
850,000.01 - 900,000.00.......        4         3,466,000.00       1.74       6.438        738        866,500.00       59.10
900,000.01 - 950,000.00.......        4         3,643,200.00       1.83       6.658        686        910,800.00       70.83
950,000.01 - 1,000,000.00.....       12        11,928,007.97       5.98       6.478        728        994,000.66       65.15
1,000,000.01 - 1,500,000.00...        7         9,070,956.88       4.55       6.426        693      1,295,850.98       62.04
1,500,000.01 - 2,000,000.00...        1         2,000,000.00       1.00       6.375        694      2,000,000.00       23.39
2,000,000.01 - 2,500,000.00...        1         2,190,000.00       1.10       6.500        698      2,190,000.00       60.00
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $422,492.39.

             ORIGINAL LOAN-TO-VALUE RATIOS FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
10.01 - 20.00.................        2      $    223,500.00       0.11%       6.227%      735     $111,750.00       17.90%
20.01 - 30.00.................        7         3,181,400.00       1.60        6.392       700      454,485.71       23.90
30.01 - 40.00.................       11         2,960,727.88       1.48        6.402       738      269,157.08       36.02
40.01 - 50.00.................       42        14,748,813.70       7.40        6.439       718      351,162.23       45.54
50.01 - 60.00.................       60        29,479,564.75      14.78        6.409       706      491,326.08       55.84
60.01 - 70.00.................      107        47,511,032.45      23.83        6.521       722      444,028.34       65.08
70.01 - 80.00.................      241       100,387,420.96      50.34        6.614       716      416,545.32       78.58
80.01 - 90.00.................        2           923,950.00       0.46        6.926       743      461,975.00       85.00
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 68.02%.

             ORIGINAL TERM TO STATED MATURITY FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
ORIGINAL TERM TO STATED           MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
360...........................      472      $199,416,409.74     100.00%      6.543%       717     $422,492.39       68.02%
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

          REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
RANGE OF REMAINING TERMS TO       MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
STATED MATURITY (MONTHS)           LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
301 - 360.....................      472      $199,416,409.74     100.00%      6.543%       717     $422,492.39       68.02%
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 360 months.

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
STATE                              LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
Arizona.......................        8      $  2,517,508.09       1.26%      6.579%       710     $314,688.51       71.13%
California....................      286       135,639,551.54      68.02       6.531        717      474,264.17       66.32
Colorado......................       12         3,242,959.10       1.63       6.532        705      270,246.59       67.73
Connecticut...................        3           663,000.00       0.33       6.521        704      221,000.00       63.33
District of Columbia..........        3         1,899,465.47       0.95       6.481        697      633,155.16       70.92
Florida.......................       18         5,459,061.52       2.74       6.631        727      303,281.20       67.22
Georgia.......................        7         2,019,392.21       1.01       6.619        731      288,484.60       75.55
Hawaii........................        1           299,518.76       0.15       7.125        713      299,518.76       80.00
Idaho.........................        3           828,259.14       0.42       6.961        721      276,086.38       74.62
Illinois......................        9         3,795,438.01       1.90       6.522        753      421,715.33       79.43
Kentucky......................        1           211,200.00       0.11       5.000        736      211,200.00       79.96
Louisiana.....................        1           156,800.00       0.08       6.125        706      156,800.00       80.00
Maryland......................        7         2,877,150.00       1.44       6.064        738      411,021.43       77.91
Massachusetts.................        9         3,359,148.19       1.68       6.525        726      373,238.69       71.49
Michigan......................        2           825,700.00       0.41       6.663        781      412,850.00       83.30
Minnesota.....................        2           386,746.00       0.19       6.445        763      193,373.00       80.00
Missouri......................        5           584,800.00       0.29       7.040        678      116,960.00       80.00
Nevada........................        5         2,378,200.00       1.19       6.340        690      475,640.00       58.83
New Jersey....................       14         5,019,649.65       2.52       6.749        692      358,546.40       70.65
New York......................       32        12,819,148.35       6.43       6.708        698      400,598.39       67.65
North Carolina................        1            99,677.81       0.05       7.625        715       99,677.81       70.00
Ohio..........................        6         1,138,620.00       0.57       6.701        742      189,770.00       78.16
Oklahoma......................        1           235,200.00       0.12       6.375        760      235,200.00       80.00
Oregon........................        1           309,775.87       0.16       7.000        698      309,775.87       70.00
Pennsylvania..................        2           424,920.00       0.21       6.335        716      212,460.00       74.69
Rhode Island..................        2           706,500.00       0.35       6.902        637      353,250.00       78.94
South Carolina................        3           983,800.00       0.49       6.532        776      327,933.33       73.77
Texas.........................        5         2,235,809.97       1.12       6.572        744      447,161.99       74.50
Utah..........................        2           426,662.61       0.21       7.240        700      213,331.31       73.40
Virginia......................       14         5,941,885.43       2.98       6.266        733      424,420.39       75.62
Washington....................        6         1,682,862.02       0.84       6.669        691      280,477.00       71.52
West Virginia.................        1           248,000.00       0.12       5.875        734      248,000.00       80.00
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                MORTGAGORS' FICO SCORES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES        LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
801 - 820.....................       14      $  5,554,459.14       2.79%      6.315%       806     $396,747.08       64.34%
781 - 800.....................       41        19,500,005.21       9.78       6.352        789      475,609.88       69.07
761 - 780.....................       57        25,035,916.71      12.55       6.588        772      439,226.61       67.66
741 - 760.....................       43        17,496,369.53       8.77       6.470        750      406,892.31       73.81
721 - 740.....................       61        25,041,947.74      12.56       6.439        730      410,523.73       66.16
701 - 720.....................       59        25,259,844.04      12.67       6.518        710      428,132.95       68.67
681 - 700.....................       62        30,012,331.57      15.05       6.584        691      484,069.86       65.93
661 - 680.....................       64        21,493,253.89      10.78       6.615        671      335,832.09       68.38
641 - 660.....................       34        14,610,876.88       7.33       6.883        649      429,731.67       72.14
621 - 640.....................       34        14,034,405.03       7.04       6.537        631      412,776.62       63.70
601 - 620.....................        3         1,377,000.00       0.69       6.992        620      459,000.00       62.71
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 717.

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
Single Family Residence.......      281      $119,944,450.59      60.15%      6.556%       711     $426,848.58       67.19%
Planned Unit
   Development (PUD)..........       84        37,286,654.03      18.70       6.438        721      443,888.74       72.47
Two- to Four-Family
   Residence..................       48        21,818,989.49      10.94       6.574        733      454,562.28       61.73
Condominium...................       56        19,136,956.49       9.60       6.595        724      341,731.37       71.37
Townhouse.....................        3         1,229,359.14       0.62       6.981        685      409,786.38       72.47
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                         PURPOSES OF THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
Refinance (Cash Out)..........      224      $ 90,120,103.33      45.19%      6.546%       703     $402,321.89       63.33%
Purchase......................      200        88,459,810.62      44.36       6.529        733      442,299.05       73.00
Refinance (Rate/Term).........       48        20,836,495.79      10.45       6.588        706      434,093.66       67.15
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                    OCCUPANCY TYPES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
OCCUPANCY TYPE                     LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
Owner Occupied................      388      $166,773,177.41      83.63%      6.551%       713     $429,827.78       69.46%
Investment....................       72        28,551,556.46      14.32       6.487        734      396,549.40       59.96
Secondary Home................       12         4,091,675.87       2.05       6.604        737      340,972.99       65.35
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) Based upon representations of the related mortgagors at the time of origination.

                 LOAN DOCUMENTATION TYPE FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
TYPE OF PROGRAM                    LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
Full/Alternate................       81      $ 32,483,104.54      16.29       6.501%       709     $401,025.98       76.15
FastForward...................       11         6,865,691.87       3.44       6.451        762      624,153.81       76.19
Stated Income.................      181        76,413,227.58      38.32       6.553        706      422,172.53       72.45
No Ratio......................       62        33,026,253.96      16.56       6.564        732      532,681.52       65.13
No Income/ No Asset...........       35        12,707,522.49       6.37       6.467        707      363,072.07       59.41
No Documentation..............      102        37,920,609.30      19.02       6.579        726      371,770.68       56.04
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                       LOAN AGE FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
RANGE OF LOAN AGE (MONTHS)         LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
0.............................      344      $145,607,812.00      73.02%      6.520%       717     $423,278.52       66.82%
1 - 5.........................      126        52,840,597.74      26.50       6.590        715      419,369.82       71.10
6 - 10........................        2           968,000.00       0.49       7.367        666      484,000.00       80.00
                                    ---      ---------------     ------
Total.........................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was less than one month.

                      LOAN PROGRAMS FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
LOAN PROGRAM                       LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
10/1 LIBOR....................       31      $ 12,703,425.36       6.37%      6.338%       710     $409,787.91       70.53%
10/1 LIBOR 30/40 Balloon......        5         1,870,945.22       0.94       6.735        651      374,189.04       74.38
10/6 LIBOR....................        9         2,408,323.07       1.21       7.093        704      267,591.45       70.19
10/1 LIBOR Interest Only......      397       170,792,410.95      85.65       6.522        718      430,207.58       67.20
10/6 LIBOR Interest Only......       30        11,641,305.14       5.84       6.920        708      388,043.50       75.79
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                  PREPAYMENT CHARGE TERMS OF THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
ORIGINAL PREPAYMENT CHARGE        MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
TERM (MONTHS)                      LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
None..........................      187      $ 80,089,288.67      40.16%       6.655%      722     $428,284.97       68.17%
12............................       39        22,069,928.20      11.07        6.544       715      565,895.59       62.55
24............................       36        16,773,348.20       8.41        6.456       721      465,926.34       73.62
36............................      210        80,483,844.67      40.36        6.448       711      383,256.40       68.20
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                     GROSS MARGINS FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
RANGE OF GROSS MARGINS (%)         LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
1.500 - 1.999.................        1      $    660,000.00       0.33%      6.875%       675     $660,000.00       73.74%
2.000 - 2.499.................       52        19,191,859.69       9.62       6.801        712      369,074.22       72.64
2.500 - 2.999.................      418       179,179,750.05      89.85       6.514        717      428,659.69       67.47
3.500 - 3.999.................        1           384,800.00       0.19       6.375        807      384,800.00       80.00
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.700%.

            MONTHS TO INITIAL ADJUSTMENT DATE FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
RANGE OF NUMBER OF MONTHS         MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
TO INITIAL ADJUSTMENT DATE         LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
111 - 120.....................      435      $184,535,317.74      92.54%      6.543%       716     $424,219.12       68.16%
121 - 130.....................       37        14,881,092.00       7.46       6.533        722      402,191.68       66.20
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                MAXIMUM MORTGAGE RATES FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
RANGE OF MAXIMUM MORTGAGE         MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
RATE (%)                           LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
10.000 - 10.499...............        6      $  2,715,770.00       1.36%       5.000%     781      $452,628.33       79.91%
10.500 - 10.999...............       18         6,592,524.43       3.31        5.806      706       366,251.36       64.88
11.000 - 11.499...............      143        65,089,371.18      32.64        6.255      724       455,170.43       64.62
11.500 - 11.999...............      222        96,397,608.70      48.34        6.660      717       434,223.46       67.83
12.000 - 12.499...............       37        13,231,169.22       6.63        7.023      688       357,599.17       76.10
12.500 - 12.999...............       25         9,266,368.44       4.65        6.985      696       370,654.74       75.33
13.000 - 13.499...............       11         3,308,872.86       1.66        7.169      708       300,806.62       75.81
13.500 - 13.999...............        9         2,302,724.91       1.15        7.848      686       255,858.32       76.89
14.000 - 14.499...............        1           512,000.00       0.26        8.250      647       512,000.00       80.00
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.613%.

                INITIAL PERIODIC RATE CAP FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
INITIAL PERIODIC RATE CAP (%)      LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
5.000.........................      434      $185,878,781.53      93.21%      6.516%       717     $428,292.12       67.53%
6.000.........................       38        13,537,628.21       6.79       6.901        710      356,253.37       74.64
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

             SUBSEQUENT PERIODIC RATE CAP FOR THE MORTGAGE LOANS(1)

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
SUBSEQUENT PERIODIC               MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
RATE CAP (%)                       LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
1.000.........................        1      $    512,000.00       0.26%      8.250%       647     $512,000.00       80.00%
2.000.........................      471       198,904,409.74      99.74       6.538        717      422,302.36       67.99
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.997%.

                   ORIGINATION CHANNEL FOR THE MORTGAGE LOANS

                                                                PERCENT OF              WEIGHTED
                                                AGGREGATE       AGGREGATE    WEIGHTED    AVERAGE     AVERAGE        WEIGHTED
                                 NUMBER OF      PRINCIPAL       PRINCIPAL     AVERAGE     FICO       CURRENT        AVERAGE
                                  MORTGAGE       BALANCE         BALANCE     MORTGAGE    CREDIT     PRINCIPAL    LOAN-TO-VALUE
ORIGINATION CHANNEL                LOANS       OUTSTANDING     OUTSTANDING     RATE       SCORE      BALANCE         RATIO
------------------------------   ---------   ---------------   -----------   --------   --------   -----------   -------------
Wholesale.....................      235      $ 94,187,435.46      47.23%      6.550%       714     $400,797.60       66.80%
Correspondent.................      152        73,425,721.66      36.82       6.482        725      483,063.96       67.10
Conduit.......................       58        21,260,063.62      10.66       6.741        713      366,552.82       75.10
Retail........................       27        10,543,189.00       5.29       6.499        685      390,488.48       70.98
                                    ---      ---------------     ------
   Total......................      472      $199,416,409.74     100.00%
                                    ===      ===============     ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

     The IndyMac INDX Mortgage Loan Trust 2006-AR23, Mortgage Pass-Through Certificates, Series 2006-AR23 will consist of the Class A-1, Class A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 Certificates and Class P Certificates. Only the classes of certificates listed on the cover page (all of which together are referred to as the "OFFERED CERTIFICATES") are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

      DESIGNATION                          CLASSES OF CERTIFICATES
-------------------------    ---------------------------------------------------
   Senior Certificates        Class A-1, Class A-2 and Class A-R Certificates
Subordinated Certificates        Class B-1, Class B-2, Class B-3, Class B-4,
                                    Class B-5 and Class B-6 Certificates
Super Senior Certificates                 Class A-1 Certificates
  Support Certificates                    Class A-2 Certificates
  Private Certificates               Class B-4, Class B-5, Class B-6 and
                                           Class P Certificates

     The certificates are generally referred to as the following types:

          CLASS                             TYPE
--------------------------   ----------------------------------
Class A-1 Certificates:      Senior/Super Senior/Variable Rate
Class A-2 Certificates:        Senior/Support/Variable Rate
Class A-R Certificates:            Senior/REMIC Residual
Subordinated Certificates:       Subordinate/Variable Rate
Class P Certificates:               Prepayment Charges

     The Class P, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together sometimes referred to as the "PRIVATE CERTIFICATES") are not offered by this free writing prospectus. The initial Class Certificate Balances of the private certificates are set forth in this free writing prospectus under "Summary--Description of the Certificates." The pass-through rate for each class of private certificates other than the Class P Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P Certificates will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Class P, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

     The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

     o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

     o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

     The senior certificates will have an initial aggregate Class Certificate Balance of approximately $186,552,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 93.55%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.20%, 1.45%, 0.90%, 1.15%, 0.45% and 0.30%, respectively.

     The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT

DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the

Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-

Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or before the closing date, the Servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "The Agreements--Payments on Issuing Entity Assets--Deposits to Security Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account. All funds in the Certificate Account will be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                 AMOUNT                 GENERAL PURPOSE                SOURCE (2)               FREQUENCY
-------------------------  ---------------------------------  ----------------  -----------------------------------  -------------
FEES

Servicing Fee / Servicer   0.375% per annum of the Stated     Compensation      Interest collected with respect to       Monthly
                           Principal Balance of each                            each Mortgage Loan and any
                           Mortgage Loan (3)                                    Liquidation Proceeds or Subsequent
                                                                                Recoveries that are allocable to
                                                                                accrued and unpaid interest (4)

Additional Servicing       o    Prepayment Interest           Compensation      Interest collections with respect     Time to time
Compensation / Servicer         Excess                                          to each Mortgage Loan

                           o    All late payment fees,        Compensation      Payments made by obligors with        Time to time
                                assumption fees and other                       respect to the Mortgage Loans
                                similar charges (excluding
                                prepayment charges)

                           o    All investment income         Compensation      Investment income related to the        Monthly
                                earned on amounts on deposit                    Certificate Account
                                in the Certificate Account.

                           o    Excess Proceeds (5)           Compensation      Liquidation Proceeds and Subsequent   Time to time
                                                                                Recoveries

Trustee Fee / trustee      0.010% per annum of the Stated     Compensation      Amounts in respect of interest on       Monthly
                           Principal Balance of each                            the Mortgage Loans
                           Mortgage Loan

EXPENSES

Insurance expenses /       Expenses incurred by the Servicer  Reimbursement of  To the extent the expenses are        Time to time
Servicer                                                      Expenses          covered by an insurance policy
                                                                                with respect to the Mortgage Loan

Servicing Advances /       To the extent of funds             Reimbursement of  With respect to each Mortgage Loan,   Time to time
Servicer                   available, the amount of any       Expenses          late recoveries of the payments of
                           Servicing Advances.                                  the costs and expenses, Liquidation
                                                                                Proceeds, Subsequent Recoveries,
                                                                                purchase proceeds or repurchase
                                                                                proceeds for that Mortgage Loan (6)

   TYPE / RECIPIENT (1)                 AMOUNT                 GENERAL PURPOSE                SOURCE (2)               FREQUENCY
-------------------------  ---------------------------------  ----------------  -----------------------------------  -------------
Indemnification expenses/  Amounts for which the seller,      Indemnification   Amounts on deposit on the               Monthly
the Seller, the Servicer   the Servicer and the depositor                       Certificate Account on any
and the depositor          are entitled to indemnification                      Distribution Account Deposit Date,
                           (7)                                                  following the transfer to the
                                                                                Distribution Account

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements--Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in August 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for any class of certificates is the last business day of the month immediately preceding the month of such Distribution Date.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds for such Distribution Date, and, in certain circumstances, from any Available Funds remaining after distribution to the senior certificates. Distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date, after giving effect to distributions on the classes of senior certificates in the following order of priority:

          o to current and unpaid interest on each class of senior certificates, pro rata, based on their respective interest distribution amounts;

          o to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

          o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Principal;" and

          o    any remaining amounts to the Class A-R Certificates.

     "AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of

          o all scheduled installments of interest (net of the Expense Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

          o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans;

          o all partial or full prepayments with respect to the Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

          o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     The classes of offered certificates will have the respective pass-through rates described below.

     The pass-through rate for the Class A-1, Class A-2 and Class A-R Certificates and for each class of Subordinated Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The pass-through rate for the those Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.1575% per annum.

     The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date).

     On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "UNPAID INTEREST AMOUNTS").

     With respect to each Distribution Date "INTEREST ACCRUAL PERIOD" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls. With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to the sum of:

          o any net prepayment interest shortfalls for that Distribution Date and

          o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

     With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date. A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

     If on any Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution

Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     Principal Amount. On each Distribution Date, the Principal Amount will be distributed as principal with respect to the senior certificates in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

     (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

     (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

     (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

     (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

     (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

     (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that was repurchased due to modification of the Mortgage Rate, and

     (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following priority:

     (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero; and

     (ii) to the Class A-1 and Class A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     The capitalized terms used in this free writing prospectus have the following meanings:

     "PREPAYMENT PERIOD" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "POOL PRINCIPAL BALANCE" equals the aggregate Stated Principal Balance of the Mortgage Loans.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of

          (i) the applicable Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that Distribution Date,

          (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               (a) the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

               (b) either

                    (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                    (y) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

          (iii)the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount and the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of the Bankruptcy Loss.

     The "SENIOR PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

     For any Distribution Date, the "SUBORDINATED PERCENTAGE" is the difference between 100% and the Senior Percentage on such Distribution Date.

     The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The "SUBORDINATED PREPAYMENT PERCENTAGE" as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

          o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

          o    cumulative Realized Losses on the Mortgage Loans do not exceed

               o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

               o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in July 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the Senior Percentage for that Distribution Date and (y) after the Distribution Date in July 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior Prepayment Percentage will equal the related Senior Percentage.

     If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

     Class B-1..................   6.45%
     Class B-2..................   4.25%
     Class B-3..................   2.80%
     Class B-4..................   1.90%
     Class B-5..................   0.75%
     Class B-6..................   0.30%

     The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of:

          o    the Subordinated Percentage of all amounts described in clauses
               (a) through (d) of the definition of Principal Amount and that Distribution Date,

          o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

          o the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount and that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss on the Mortgage Loans, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero. Any additional Realized Losses, other than Excess Losses, will be allocated sequentially to the Class A-2 and Class A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

     On each Distribution Date, Excess Losses on the Mortgage Loans will be allocated among the classes of senior certificates and the subordinated certificates (other than the Class P Certificates), pro rata, based on their Class Certificate Balances.

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated


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Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies."

     "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

     The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P Certificates.

                               CREDIT ENHANCEMENT

SUBORDINATION

     Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the classes of senior certificates.

     The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

     The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

          o Special Hazard Losses in an initial amount expected to be up to approximately $4,380,000 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

          o Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the "BANKRUPTCY LOSS COVERAGE AMOUNT") and

          o Fraud Losses in an initial amount expected to be up to approximately $1,994,164 (the "FRAUD LOSS COVERAGE AMOUNT").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

          o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

          o    the greatest of

               o 1% of the aggregate of the principal balances of the Mortgage Loans,

               o    twice the principal balance of the largest Mortgage Loan and

               o the aggregate stated principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate stated principal balance of any zip code area.


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All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

          o 1.00% of the then current pool principal balance, in the case of the first such anniversary and 0.50% of the then current pool principal balance, in the case of the second, third and fourth such anniversaries, and

          o    the excess of

               o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

               o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

     The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.


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